                                                          Exhibit 24(b)



                                    KEYCORP

                            SECRETARY'S CERTIFICATE


         I, Steven N. Bulloch, hereby certify that I am the Assistant Secretary of KeyCorp, that the attached is a true and correct copy of a resolution duly adopted by the Board of Directors of the Corporation at a meeting thereof duly called and held on July 21, 1994, at which meeting a quorum of the Board was present throughout, and that the resolution has not been rescinded or amended and is still in full force and effect.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand and the seal of the Corporation this 15th day of September, 1994.


                                              /s/ Steven N. Bulloch
                                        ________________________________________
                                                  Steven N. Bulloch
                                                  Assistant Secretary

Resolution adopted by of the Board of Directors of KeyCorp on July 21, 1994.

        RESOLVED, that the Board of Directors does hereby ratify and approve any and all actions taken by Victor J. Riley Jr. as Chairman of the Board and Chief Executive Officer of KeyCorp, Robert W. Gillespie as President and Chief Operating Officer of KeyCorp, Roger Noall as Senior Executive Vice President and Chief Administrative Officer of KeyCorp, Carter B. Chase as Executive Vice President, General Counsel and Secretary of KeyCorp, Andrew R. Tyson as Senior Vice President of KeyCorp, Daniel R. Stolzer as Senior Managing Counsel of KeyCorp Management Company, or any other officer of KeyCorp, or of a subsidiary of KeyCorp, designated by any one of them (each an "Authorized Official"), in connection with the submission of the offer on behalf of KeyCorp and the entering into a definitive Agreement and Plan of Merger by and between KeyCorp and First Citizens Bancorp of Indiana (the "Agreement"), pursuant to which First Citizens Bancorp of Indiana ("Bancorp") is to merge with and into KeyCorp under the terms provided therein, including without limitation that:

(1) Each share of Bancorp stock shall be converted into the number of Common Shares of KeyCorp determined by dividing $37.00 by the Average Stock Price of KeyCorp's Common Shares, which term is defined as the average (rounded to the nearest whole cent) of the last sale price of the day of KeyCorp's Common Shares as reported on the New York Stock Exchange ("NYSE") for the twenty consecutive trading days ending on and including the fifth trading day immediately preceding (but not including) the Closing Date, as such term is defined in the Agreement, which date shall hereinafter be referred to as the "Determination Date"; and

(2) Notwithstanding the foregoing, if the Average Stock Price of KeyCorp's Common Shares, as defined above, is (a) less than or equal to $25.9000 on the Determination Date, the Average Stock Price shall be deemed to be $25.9000 for purposes of the Agreement or (b) greater than or equal to $38.8500 on the Determination Date, the Average Stock Price shall be deemed to be equal to $38.8500 for purposes of the Agreement; and

(3) Bancorp shall have the right to terminate the Agreement in the event that the average per share closing price of KeyCorp Common Shares as reported on the NYSE over the twenty trading days immediately preceding the Determination Date is less than $24.2812; and

(4) Keycorp shall have the right to terminate the Agreement in the event that the average per share closing price of Bancorp Common Stock for the twenty trading days immediately preceding the Determination Date exceeds $40.4687, and with such other terms conditions and exceptions as the Authorized Official officer executing the bid may determine.

        RESOLVED, that each Authorized Official be and they hereby are authorized and empowered for and in the name and on behalf of KeyCorp to execute and deliver pursuant to the laws of the United States and the State of Ohio applications for such approvals as may be necessary or desirable in order to provide for the merger of Bancorp into KeyCorp pursuant to the Agreement.

        RESOLVED, that each Authorized Official be and they each hereby are severally authorized to take such action and to execute such documents as may be necessary or desirable to prepare, execute, and file with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, a registration statement including the prospectus/proxy statement, financial statements and any amendments and any post-effective amendments relating to the registration for public offering of up to the maximum number of KeyCorp Common Shares that may be required to be issued pursuant to the terms of the Agreement.

        RESOLVED, that Roger Noall, Carter B Chase, and Daniel R. Stolzer and each of them, be appointed agents for service and attorney-in-fact of KeyCorp, with the powers conferred upon them as such agents and attorneys by the Securities Act of 1933, as amended, and the Rules and Regulations thereunder, including, without limitation, the authority to sign any and all amendments (including post-effective amendments) to the registration statement, prospectus/proxy statement, and exhibits, and to file the same and all other documents in connection therewith with the SEC, with full power of substitution and resubstitution.

        RESOLVED, that the proper officers of KeyCorp be and they hereby are authorized and directed to execute, seal, attest, acknowledge, and deliver such documents, applications and other instruments for the registration or qualification of the Common Shares of KeyCorp as they may, upon advice of counsel, deem necessary or advisable in order to permit the distribution of such securities under the Blue Sky or Securities laws of any state of the United States; and for this purpose, the proper officers of KeyCorp be and they hereby are and authorized and directed to execute, seal, attest, acknowledge, and deliver in the name and on behalf of KeyCorp such consents to the service of process, issuer's covenants, powers of attorney, and other documents; and each and every resolution required to be adopted by any legislation or law, or by order or regulation of any government, body, or agency in any state or jurisdiction wherein such securities may be registered, qualified, or offered for sale shall be deemed to be, and the same hereby is, adopted, approved, and confirmed.

        RESOLVED, that when the Registration Statement has been declared effective by the SEC and the Common Shares have been duly registered or qualified for sale pursuant to the Blue Sky or Securities laws of the several states wherein such registration or qualification is required, and upon consummation of the Agreement in accordance with its terms, the proper officers of KeyCorp be and they hereby are authorized and directed to issue an aggregate of up to the maximum number of KeyCorp Common Shares that may be required to be issued pursuant to the terms of the Agreement, $1.00 par value, each of such shares to be fully paid and nonassessable (to the extent provided under law), and to pay the amount of cash due shareholders for fractional and dissenting shares under such Agreement.

        RESOLVED, that pursuant to Section 1701.35 of the Ohio Revised Code and Article Fifth of KeyCorp's Amended Articles of Incorporation, KeyCorp is hereby authorized from time to time to purchase in the open market or in negotiated transactions a number of KeyCorp's Common Shares that does not exceed the number of shares reasonably anticipated to be issued pursuant to the terms of the Agreement;

        RESOLVED, that the authority granted by these resolutions to repurchase KeyCorp's Common Shares shall, to the extent not exercised, expire on the date 90 days after the consummation of the transactions comtemplated by the Agreement;

        RESOLVED, that the Common Shares purchased pursuant to the these resolutions shall be retained as treasury shares until such time as such Common Shares are issued for the purpose of fulfilling KeyCorp's obligations under the Agreement;

        RESOLVED, that the Chief Financial Officer, the Treasurer, and any Senior Vice President of KeyCorp or of KeyCorp Management Company, in either case, with responsibility for corporate treasury functions of KeyCorp (each, a "Designated Officer") be and each of them is hereby authorized to enter into agreements with a third party or parties as are necessary to provide price protection, or to reduce the cost of KeyCorp of the purchase of the Common Shares (or a portion thereof) for such period or periods as any of the Designated Officers determines necessary or advisable, including hedging or other transactions;

        RESOLVED, that the Designated Officers of KeyCorp be and each of them is hereby authorized to appoint such agents and to open brokerage accounts for and in the name of KeyCorp and to take any and all action and to execute and deliver any and all documents necessary or advisable to carry out the provisions of the foregoing resolutions with respect to the purchase of KeyCorp Common Shares;

        RESOLVED, that any form of additional resolution appropriate to or required by law, regulation, or a regulatory agency in connection with the acquisition or the resolutions herein adopted, be and it hereby is adopted and that the Secretary or any Assistant Secretary of KeyCorp be and each of them hereby is severally authorized to certify as having been adopted by the Board of Directors, such form of authorizing resolution required in accordance with the foregoing, provided that a copy of each such form of resolution so certified shall be attached to this resolution.

        RESOLVED, that the proper offecers of KeyCorp be and they hereby are authorized and directed in the name and on behalf of KeyCorp, or otherwise, to execute all such instruments, documents, and certificates and take all such further and other action in connection with the resolutions herein adopted as they may deem necessary, advisable, or proper to effectuate the intents and purposes of these resolutions.